OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                    July-00


                                             Scheduled Principal Balance of Contracts
--------------------------------------------------------------------------------------------------------------------
Beginning                                                                         Ending                Scheduled
Principal           Scheduled       Prepaid          Liquidated      Contracts    Principal             Gross
Balance             Principal       Principal        Principal       Repurchased  Balance               Interest
--------------------------------------------------------------------------------------------------------------------
 277,265,004.22     (283,083.91)    (989,356.23)    (574,259.04)      0.00        275,418,305.04        2,188,882.88
====================================================================================================================

                        Scheduled                                   Amount
  Servicing             Pass Thru             Liquidation           Available for
  Fee                   Interest              Proceeds              Distribution
---------------------------------------------------------------------------------
  231,054.17          1,957,828.71            349,075.71       3,810,398.73
=================================================================================

                                             Certificate Account
----------------------------------------------------------------------------------------------------------------------
        Beginning                    Deposits                                           Investment            Ending
         Balance          Principal           Interest           Distributions           Interest             Balance
----------------------------------------------------------------------------------------------------------------------
       895,247.53      1,843,573.63          2,166,906.19       (3,602,021.77)           3,637.89          1,307,343.47
======================================================================================================================

                            P&I Advances at Distribution Date
----------------------------------------------------------------------------------
         Beginning             Recovered              Current              Ending
          Balance              Advances              Advances             Balance
-----------------------------------------------------------------------------------
        1,035,062.07         (1,015,373.03)         1,424,131.61       1,443,820.65
===================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E REPORT DATE: 8/7/00
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                         July-00

 Class B Crossover Test                                                                 Test Met?
 ------------------------------------------------------------                        ---------------

 (a) Remittance date on or after June 2004                                                    N

 (b) Average 60 day Delinquency rate <=              5.5%                                     Y

 (d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                 June 2004 -  Nov. 2005              7%                                       N
                 Dec. 2005 - Nov. 2006               8%                                       N
                 Dec. 2006 - May 2008                9.5%                                     N
                 June 2008 and After                 10.5%                                    N

 (e) Current realized loss ratio <=                  3.00%                                    Y

 (f) Does subordinated cert. percentage equal or
      exceed                                         42.888%
      of stated scheduled pool balance

                 Beginning M balances                                     29,824,000.00

                 Beginning B balances                                     30,411,000.00

                 Overcollateralization                                    10,748,975.56
                                                                   ---------------------
                                                                          70,983,975.56
                 Divided by beginning pool
                 balance                                                 277,265,004.22
                                                                   ---------------------
                                                                                25.601%       N
                                                                   =====================

     Average 60 day delinquency ratio:

                                  Over 60s            Pool Balance             %
                            ------------------------------------------------------------

     Current Mo                     7,938,264.61          275,418,305.04     2.88%
     1st Preceding Mo               7,294,552.56          277,265,004.22     2.63%
     2nd Preceding Mo               5,625,878.42          278,663,842.52     2.02%
                                                              Divided by       3
                                                                         ---------------
                                                                             2.51%
                                                                         ===============

     Cumulative loss ratio:

                               Cumulative losses              449,156.94
                                                 ------------------------
     Divided by Initial Certificate Principal             293,828,355.98     0.153%
                                                                         ===============

     Current realized loss ratio:

                            Liquidation                   Pool
                                   Losses                Balance
                            ---------------------------------------------

                                        Current Mo                       225,183.33          277,265,004.22
                                        1st Preceding Mo                 137,367.54          278,663,842.52
                                        2nd Preceding Mo                  30,451.80          279,820,985.88
                                                               ---------------------------------------------
                                                                         393,002.67          278,583,277.54     0.564%
                                                                                                            ===============

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                             July-00


                                                                    Delinquency Analysis

                                          31 to 59 days               60 to 89 days            90 days and Over      Total Delinq.
          No. of       Principal                   Principal             Principal              Principal            Principal
          Loans        Balance             #       Balance      #         Balance         #     Balance         #    Balance
          -------------------------------------------------------------------------------------------------------------------------
Non Repos     5,377    272,138,129.78     105    4,296,551.16     43      2,132,609.54     48   2,566,397.03     196   8,995,557.73
    Repos        77      3,280,175.26       1       40,917.22      4        196,290.84     72   3,042,967.20      77   3,280,175.26
          -------------------------------------------------------------------------------------------------------------------------
    Total     5,454    275,418,305.04     106    4,337,468.38     47      2,328,900.38    120   5,609,364.23     273  12,275,732.99
          =========================================================================================================================
                                                                                                                5.0%           4.46
                                                                                                                ===================


                                    Repossession Analysis
      Active Repos             Reversal         Current Month
       Outstanding            (Redemption)        Repos                   Cumulative Repos
            Principal             Principal             Principal                  Principal
      #     Balance         #      Balance      #       Balance            #       Balance
------------------------------------------------------------------------------------------------
      77    3,280,175.26     0      0.00       20         820,634.28     111        4,470,809.25


OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
REPORTING MONTH:                                             July-00
REPOSSESSION LIQUIDATION REPORT



                                        Liquidated                                                                         Net
    Account        Customer              Principal         Sales         Insur.       Total          Repossession      Liquidation
    Number          Name                  Balance        Proceeds       Refunds      Proceeds          Expenses          Proceeds
------------------------------------------------------------------------------------------------------------------------------------
   2036952      CHRISTOPHER A RICHARD   21,021.55       9,000.00       804.97       9,804.97         1,100.00           8,704.97
   2038321      KATRINA GILLIAN         24,337.06      18,000.00       270.32      18,270.32         6,390.00          11,880.32
   2040129      ROZELL DAVIS            14,192.25       2,500.00         0.00       2,500.00         2,450.00              50.00
   2044667      MELISSA S RITCHIE       29,966.70      31,400.00         0.00      31,400.00         6,792.00          24,608.00
   2047769      DONALDSON C GRAY JR     19,279.37      20,400.00        80.79      20,480.79         6,462.00          14,018.79
   2049161      ENRIQUE R PONCE         32,775.43      28,490.00       192.25      28,682.25         6,704.70          21,977.55
   2051050      YOLANDA M FERNANDEZ     18,702.66      20,250.00     1,518.43      21,768.43         6,457.50          15,310.93
   2052124      JOHNNY M WHITMIRE       26,217.02      25,500.00     1,069.86      26,569.86         6,615.00          19,954.86
   2055861      MICHAEL G WILLIAMS      45,647.52      42,150.00       217.09      42,367.09        10,879.50          31,487.59
   2064053      SHIVISHIE WILSON        28,104.80      27,400.00       199.11      27,599.11         6,672.00          20,927.11
   2065852      MICHAEL CHRISTIAN       11,980.73       1,100.00       324.59       1,424.59         1,100.00             324.59
   2070571      ROBERT W PETERSON       16,722.84      16,900.00       529.73      17,429.73         6,357.00          11,072.73
   2070662      RICKEY L OSTEEN         66,832.36      59,650.00     1,652.56      61,302.56        11,404.50          49,898.06
   2074987      RICKY L MASON           28,892.91      26,000.00         0.00      26,000.00         6,630.00          19,370.00
   2075158      WILLIAM T BOGGS         31,086.38      25,400.00     1,248.96      26,648.96         6,612.00          20,036.96
   2085314      NOEL G MOCABEE          65,663.07      64,500.00         0.00      64,500.00        11,550.00          52,950.00
   2085389      MIKE VETOR              36,296.87      34,257.41         0.00      34,257.41         6,877.72          27,379.69
   2048643      BRENDA L SMALLWOOD      36,426.18      35,100.00       712.34      35,812.34         6,903.00          28,909.34
 **2056968      CHRIS MULHOLLAND        20,113.34      20,061.47                   20,061.47                           20,061.47
                                                                                        0.00                                0.00
                                                                                        0.00                                0.00
                                                                                        0.00                                0.00
                                                                                        0.00                                0.00
                                                                                        0.00                                0.00
                                                                                        0.00                                0.00
                                                                                        0.00                                0.00
                                                                                        0.00                                0.00
                                                                                        0.00                                0.00
                                       --------------------------------------------------------------------------------------------
                                         574,259.04   508,058.88     8,821.00     516,879.88       117,956.92         398,922.96
                                       ============================================================================================

                                                                                       Net               Current
    Account        Customer                     Unrecov.                            Pass Thru          Period Net     Cumulative
    Number          Name                        Advances            FHA Ins         Proceeds           Gain/(Loss)    Gain/(Loss)
-------------------------------------------------------------------------------------------------------------------------------
   2036952      CHRISTOPHER A RICHARD             2,127.53           0.00          6,577.44        (14,444.11)
   2038321      KATRINA GILLIAN                   2,798.65           0.00          9,081.67        (15,255.39)
   2040129      ROZELL DAVIS                      1,756.83           0.00         (1,706.83)       (15,899.08)
   2044667      MELISSA S RITCHIE                 2,505.34           0.00         22,102.66         (7,864.04)
   2047769      DONALDSON C GRAY JR               1,738.03           0.00         12,280.76         (6,998.61)
   2049161      ENRIQUE R PONCE                   3,300.58           0.00         18,676.97        (14,098.46)
   2051050      YOLANDA M FERNANDEZ               2,511.59           0.00         12,799.34         (5,903.32)
   2052124      JOHNNY M WHITMIRE                 3,533.78           0.00         16,421.08         (9,795.94)
   2055861      MICHAEL G WILLIAMS                3,719.27           0.00         27,768.32        (17,879.20)
   2064053      SHIVISHIE WILSON                  2,665.43           0.00         18,261.68         (9,843.12)
   2065852      MICHAEL CHRISTIAN                 1,407.01           0.00         (1,082.42)       (13,063.15)
   2070571      ROBERT W PETERSON                 1,904.56           0.00          9,168.17         (7,554.67)
   2070662      RICKEY L OSTEEN                   4,679.45           0.00         45,218.61        (21,613.75)
   2074987      RICKY L MASON                     3,830.12           0.00         15,539.88        (13,353.03)
   2075158      WILLIAM T BOGGS                   1,901.52           0.00         18,135.44        (12,950.94)
   2085314      NOEL G MOCABEE                    3,759.80           0.00         49,190.20        (16,472.87)
   2085389      MIKE VETOR                        3,106.16           0.00         24,273.53        (12,023.34)
   2048643      BRENDA L SMALLWOOD                2,430.92           0.00         26,478.42         (9,947.76)
 **2056968      CHRIS MULHOLLAND                    170.68                        19,890.79           (222.55)
                                                                                       0.00              0.00
                                                                                       0.00              0.00
                                                                                       0.00              0.00
                                                                                       0.00              0.00
                                                                                       0.00              0.00
                                                                                       0.00              0.00
                                                                                       0.00              0.00
                                                                                       0.00              0.00
                                                                                       0.00              0.00
                                        -----------------------------------------------------------------------
                                                 49,847.25           0.00        349,075.71       (225,183.33)      (449,156.94)
                                        =======================================================================================
**LOAN CHARGE OFF
                                                                                                                        #DIV/0!
                                                                                                            ===================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                               July-00

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL
                                                    Beginning             Beginning
Senior                   Original Certificate      Certificate       Principal Shortfall  Current Principal      Current
Certificates                 Balance               Balance             Carry-Over                Due           Principal Paid

A-1                        224,778,000.00          206,281,028.66          0.00          1,846,699.18         1,846,699.18


                                 --------------------------------------------------------------------------------------------------
Total Certificate Principal Bal.  224,778,000.00    206,281,028.66         0.00          1,846,699.18         1,846,699.18
                                 ==================================================================================================


PRINCIPAL                                            Accelerated
                            Ending Principal          Principal              Ending                               Principal Paid
Senior                       Shortfall Carry-       Distribution          Certificate                               Per $1,000
Certificates                        Over                Amount               Balance             Pool Factor        Denomination

A-1                                     0.00            45,328.14        204,389,001.34             90.92927%           8.41732


                                  ----------------------------------------------------------------
Total Certificate Principal Bal.        0.00            45,328.14        204,389,001.34
                                  ================================================================



                                                                           Beginning         Beginning
Subordinate                                     Original Certificate      Certificate   Principal Shortfall  Current Principal
Certificates                                          Balance               Balance         Carry-Over                Due

M-1                                               18,658,000.00        18,658,000.00              0.00                  0.00
M-1 Outstanding Writedown                                                       0.00

M-2                                               11,166,000.00        11,166,000.00              0.00                  0.00
M-2 Outstanding Writedown                                                       0.00

B-1                                               13,516,000.00        13,516,000.00              0.00                  0.00
B-1 Outstanding Writedown                                                       0.00

B-2                                               16,895,000.00        16,895,000.00              0.00                  0.00
B-2 Outstanding Writedown                                                       0.00

Excess Asset Principal Balance                     8,815,355.98        10,748,975.56
                                               ----------------------------------------------------------------------------------

Total Excluding Writedown Balances                69,050,355.98        70,983,975.56              0.00                  0.00
                                               ==================================================================================

All Certificates Excluding Writedown Balances    293,828,355.98       277,265,004.22              0.00          1,846,699.18
                                               ==================================================================================



                                                                                                  Accelerated
                                                                  Ending Principal    Current      Principal      Ending
Subordinate                                          Current        Shortfall Carry- Writedown/  Distribution  Certificate
Certificates                                      Principal Paid          Over       (Writeup)      Amount        Balance

M-1                                                      0.00               0.00          0.00                   18,658,000.00
M-1 Outstanding Writedown                                                                 0.00                            0.00

M-2                                                      0.00               0.00          0.00                   11,166,000.00
M-2 Outstanding Writedown                                                                 0.00                            0.00

B-1                                                      0.00               0.00          0.00                   13,516,000.00
B-1 Outstanding Writedown                                                                 0.00                            0.00

B-2                                                      0.00               0.00          0.00                   16,895,000.00
B-2 Outstanding Writedown                                                                 0.00                            0.00

Excess Asset Principal Balance                                                                    (45,328.14)    10,794,303.70
                                               --------------------------------------------------------------------------------

Total Excluding Writedown Balances                       0.00               0.00          0.00    (45,328.14)    71,029,303.70
                                               ================================================================================

All Certificates Excluding Writedown Balances    1,846,699.18               0.00          0.00          0.00    275,418,305.04
                                               ================================================================================

                                                                Principal Paid
Subordinate                                                       Per $1,000
Certificates                                     Pool Factor      Denomination

M-1                                                100.00000%           0.00000
M-1 Outstanding Writedown

M-2                                                100.00000%           0.00000
M-2 Outstanding Writedown

B-1                                                100.00000%           0.00000
B-1 Outstanding Writedown

B-2                                                100.00000%           0.00000
B-2 Outstanding Writedown

Excess Asset Principal Balance


Total Excluding Writedown Balances


All Certificates Excluding Writedown Balances

OAKWOOD MORTGAGE INVESTORS, INC. 1999-E
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MO.    MONTH                        July-00

CERTIFICATE INTEREST ANALYSIS

                                                                           Current
                  Pass         Beginning Carry-                          Carry-Over                 Ending
Senior           Through        Over Priority     Current Priority    Priority Interest            Carry-Over
Certificates      Rate         Interest Balance   Interest Accrual         Accrual        Paid       Balance

A-1               7.6080%            0.00         1,307,821.72              0.00       1,307,821.72      0.00


                              ---------------------------------------------------------------------------------------
Total                                0.00         1,307,821.72              0.00       1,307,821.72      0.00
                              =======================================================================================

                     Interest
                     Paid Per
Senior                $1,000          Total Class
Certificates        Denomination      Distribution

A-1                   5.81828        3,199,849.04


                              -------------------------
Total                               3,199,849.04
                              =========================

                                                                                Current                                 Ending
                       Pass         Beginning Carry-                          Carry-Over                              Carry-Over
Subordinate           Through        Over Priority     Current Priority    Priority Interest  Priority Interest   Priority Interest
Certificates           Rate         Interest Balance   Interest Accured         Accured              Paid               Balance

M-1                        8.2970%               0.00          129,004.52                0.00         129,004.52             0.00


M-2                        8.4000%               0.00           78,162.00                0.00          78,162.00             0.00


B-1                        7.8000%               0.00           87,854.00                0.00          87,854.00             0.00


B-2                        6.0000%               0.00           84,475.00                0.00          84,475.00             0.00


X                                        2,157,593.19          270,511.47                0.00               0.00     2,428,104.66

R                                                0.00                0.00                0.00               0.00             0.00

Service Fee                1.0000%               0.00          231,054.17                0.00         231,054.17             0.00
                 -------------------------------------------------------------------------------------------------------------------

Total                                    2,157,593.19          881,061.16                0.00         610,549.69     2,428,104.66
                 ===================================================================================================================

All Certificates                         2,157,593.19        2,188,882.88                0.00       1,918,371.41     2,428,104.66
                 ===================================================================================================================




                        Beginning                      Current                          Ending         Interest
                        Carry-Over       Current      Carry-Over                      Carry-Over       Paid Per
Subordinate            Writedown       Writedown     Writedown         Writedown      Writedown        $1,000         Total Class
Certificates           Int. Balance   Int. Accrued   Int. Accrued     Interest Paid  Int. Balance    Denomination      Distribution

M-1                         0.00             0.00            0.00            0.00             0.00     6.91417         129,004.52


M-2                         0.00             0.00            0.00            0.00             0.00     7.00000          78,162.00


B-1                         0.00             0.00            0.00            0.00             0.00     6.50000          87,854.00


B-2                         0.00             0.00            0.00            0.00             0.00     5.00000          84,475.00


X                                                                                                                            0.00

R                                                                                                                            0.00

Service Fee                                                                                                            231,054.17
                 ----------------------------------------------------------------------------------            -------------------

Total                       0.00             0.00            0.00            0.00             0.00                     610,549.69
                 ==================================================================================            ===================

All Certificates            0.00             0.00            0.00            0.00             0.00                   3,810,398.73
                 ==================================================================================            ===================


                                                   Cumulative X Interest Shortfall                                   2,428,104.66
                                                   Cumulative Accelerated Prin. Disb.                               (1,978,947.72)
                                                                                                                    --------------
                                                                                                                       449,158.84